                                                                   EXHIBIT 3.1.2


                           CERTIFICATE OF DESIGNATION
                           --------------------------

                                       OF
                                       --

                            SERIES F PREFERRED STOCK
                            ------------------------

                                       OF
                                       --

                       PROTEIN POLYMER TECHNOLOGIES, INC.
                       ----------------------------------

                           (Pursuant to Section 151)

          The undersigned, J. Thomas Parmeter and Philip J. Davis, the President and Secretary, respectively, of PROTEIN POLYMER TECHNOLOGIES, INC., a
                                ----------------------------------
corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), do hereby certify,
                                               -----------
in the name of and on behalf of the Corporation, and as its corporate act, that in accordance with the Corporation's Bylaws, at a meeting of the Board of Directors of the Corporation held on March 27, 1998, the Board adopted the following preamble and resolution:

               Whereas the Certificate of Incorporation of the Corporation
               -------
          provides for a class of shares of stock designated "Preferred Stock," issuable from time to time in one or more series, and vests in the Board of Directors of the Corporation the authority to fix the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, and to fix the number of shares constituting any such series:

          NOW, THEREFORE, BE IT

               RESOLVED that there shall be a series of Preferred Stock of the
               --------
          Corporation to be designated as follows and that the powers, preferences and relative, participating, optional or other rights of the shares of such series of Preferred Stock and the qualifications, limitations and restrictions thereof shall be as follows:

          Section 1.  Designation.  There is hereby provided a series of
                      -----------
Preferred Stock designated the Series F 10% Cumulative Convertible Preferred Stock (the "Series F Preferred Stock").
            ------------------------

          Section 2.  Number.  The number of shares constituting the Series F
                      ------
Preferred Stock is fixed at twenty seven thousand three hundred seventeen (27,317) shares.

          Section 3.  Definitions.  For purposes of this Certificate of
                      -----------
Designation the following definitions shall apply:

               "Board" shall mean the Board of Directors of the Company.
                -----

               "Commitment Date" shall mean September 13, 1995.
                ---------------

               "Company" shall mean this corporation.
                -------

               "Common Stock" shall mean the Common Stock, par value $0.01, of
                ------------
the Company.

          "Common Stock Value" shall mean, as of any given date, (i) if the
           ------------------
Common Stock is traded on a national securities exchange, or is designated as a National Market System security on NASDAQ, the closing price thereof as reported on such exchange or NASDAQ-NMS, as the case may be, (ii) if the Common Stock is actively traded over-the-counter (other than NASDAQ-NMS), the average of the low bid and high asked prices therefor, as reported by the National Association of Securities Dealers Automated Quotation system or other source, (iii) if the Common Stock is not traded on an exchange, NASDAQ-NMS, or actively traded over-the-counter, the fair market value thereof, as determined in good faith by the Board.

               "Junior Stock" shall mean the Common Stock of the Company,
                ------------
whether presently outstanding or hereafter issued.

               "Majority of the Series F Preferred Stock" shall mean more than
                ----------------------------------------
50% of the outstanding Series F Preferred Stock.

               "75% of the Series E Preferred Stock" shall mean at least 75% of
                -----------------------------------
the outstanding Series E Preferred Stock.

               "Series D Preferred Stock" shall mean the Company's Series D 10%
                ------------------------
Cumulative Convertible Preferred Stock.

               "Series E Preferred Stock" shall mean the Company's Series E
                ------------------------
Convertible Preferred Stock.

          "Subsidiary" shall mean any corporation a majority of the Voting Stock
           ----------
of which is, at the time as of which any determination is being made, owned by the Company either directly or through one or more Subsidiaries.

          "Voting Stock" shall mean any shares having general voting power in
           ------------
electing the Board of Directors (irrespective of whether or not at the time stock of any other class or classes has or might have voting power by reason or the happening of any contingency). The Common Stock is Voting Stock and the Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock is not Voting Stock.

          Section 4.  Dividends.
                      ---------

          (a) Right to Dividends.  The holders of the then outstanding Series F
              ------------------
Preferred Stock shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefor, cumulative dividends at the annual rate of $10.00 per share (appropriately adjusted for subdivisions or combinations of the Series F Preferred Stock), in addition such dividends shall include all accrued and unpaid dividends on each share of Series D Preferred Stock which is exchanged for a share of Series F Preferred Stock. These dividends shall be payable, when and as declared by the Board, in equal quarterly installments on March 1, June 1, September 1 and December 1 (or, if such day is not a Business Day, on the Business Day next thereafter) of each year commencing on June 8, 1998. "Business
                                                                        --------
Day" shall mean any day excluding Saturday, Sunday and any day which shall be in
---
the State of California a legal holiday or a day on which banking institutions are authorized by law to close. The Company at its option may make any dividend payment on the Series F Preferred Stock in shares of Common Stock or cash, or both, with each share of Common Stock being valued for this purpose at the Common Stock Value on the date such dividend is declared or, if the Common Stock is not issued within ten (10) days after the date of declaration, on the date such Common Stock is issued. Dividends on the Series F Preferred Stock shall accumulate and accrue on each such share from the date of its original issue and shall accrue from day to day thereafter, whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any previous or current quarterly dividend period, at the rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Common Stock. Any accumulation of dividends on the Series F Preferred Stock shall not bear interest.

          (b) Priority.  Unless full dividends on the Series F Preferred Stock
              --------
for all past dividend periods and the then current dividend period shall have been paid or declared and a sum sufficient for the payment thereof set apart,
(1) no dividend whatsoever (other than a dividend payable solely in Common Stock or a dividend on the Series D Preferred Stock) shall be paid or declared, and no distribution shall be made, on any Junior Stock, and (2) no shares of Junior Stock shall be purchased, redeemed or acquired by the Company and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof; provided, however, that this
                                             --------  -------
restriction shall not apply to the repurchase of shares of Common Stock from directors or employees of or consultants or advisers to the Company or any Subsidiary pursuant to agreements under which the Company has the option to repurchase such shares upon the occurrence of certain events, including without limitation the termination of employment by or service to the Company or any Subsidiary.

          (c) Additional Dividends.  After cumulative dividends on the Series F
              --------------------
Preferred Stock for all past dividend periods and the then current dividend period shall have been declared and paid or set apart, if the Board shall elect to declare additional dividends, such additional dividends shall be declared in equal amounts per share on all shares of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Common Stock, but with each share of Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock being entitled to dividends based upon the number of shares of Common Stock into which such share of Series D Preferred Stock, Series E Preferred Stock or Series F Preferred Stock, respectively, could be converted at the record date for the determination of shareholders entitled to receive such dividend or, if no such record date is established, on the date such dividend is declared; provided, however, that the holders of the Series F Preferred Stock
          --------  -------
shall not be entitled to receive dividends or distributions payable in Common Stock or other securities by reason of any such dividend or distribution that is declared or paid on the Common Stock if and to the extent pursuant to Section 9 hereof, (i) such dividend or distribution would result in an adjustment to the conversion price of the Series F Preferred or (ii) the holders of the

Series F Preferred Stock would subsequently be entitled to receive such dividend or distribution.

          Section 5.  Liquidation Rights of Series F Preferred Stock.
                      ----------------------------------------------

          (a) Preference.  In the event of any liquidation, dissolution or
              ----------
winding up of the Company, whether voluntary or involuntary, the holders of the Series F Preferred Stock and Series E Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether such assets are capital, surplus, or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Junior Stock, but only after any preference is paid or set apart for the Series D Preferred Stock, an amount equal to one hundred dollars ($100.00) per share of Series F Preferred Stock and an amount equal to one hundred dollars ($100.00) per share of Series E Preferred Stock, then after such preference is paid with respect to the Series F Preferred Stock and Series E Preferred Stock, in the case of the Series E Preferred Stock an amount equal to any declared and unpaid dividends thereon, and in the case of the Series F Preferred Stock an amount equal to any accrued and unpaid dividends whether or not declared, and no more. If upon any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, after the distribution of any preference on the Series D Preferred Stock is paid or set apart, the assets to be distributed to the holders of the Series E Preferred Stock and Series F Preferred Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts aforesaid, then all of the remaining assets of the Company to be distributed shall be distributed among the holders of the Series E Preferred Stock and Series F Preferred Stock ratably in accordance with their respective liquidation preferences.

          (b) Remaining Assets. After the payment or distribution to the holders
              ----------------
of the Series D Preferred Stock, the Series E Preferred Stock and the Series F Preferred Stock of the full preferential amounts aforesaid, the holders of the Junior Stock then outstanding shall be entitled to receive ratably all remaining assets of the Company to be distributed.

          Section 6.  Merger, Consolidation.
                      ---------------------

               (a)  At any time, in the event of:

          (1) any consolidation or merger of the Company with or into any other corporation or other entity or person (other than a merger of a wholly owned subsidiary into the Company), or

                    (2) a sale or other disposition of all or substantially all of the assets of the Company, then:

          (A) After the full payments, if any, required to be made to the holders of the Series D Preferred Stock shall have been made, holders of the Series E Preferred Stock and Series F Preferred Stock shall receive, for each share of such stock in cash or in securities (including, without limitation, debt securities) received from the acquiring corporation, or a combination thereof, at the closing of any such transaction, an amount equal to $100.00 (appropriately adjusted for subdivisions or combinations of the Series E Preferred Stock or Series F Preferred Stock), then after such preference is paid with respect to the Series E Preferred Stock and Series F Preferred Stock, an amount equal to all declared and unpaid dividends on each share of Series E Preferred Stock and an amount equal to all accrued and unpaid dividends on each share of Series F Preferred Stock (whether or not earned or declared, to and including the date full payment shall be tendered to such holders with respect to such transaction), and no more; provided, however, in
                                                        -----------------
the event of any such transaction, if the amounts available to be distributed to the holders of the Series E Preferred Stock and Series F Preferred Stock shall be insufficient to permit the payment to such shareholders of the full amounts provided for in this Section 6(a)(2)(A), then the amounts to be so distributed shall be distributed ratably in accordance with their respective preferences; and

          (B) after the payment or distribution to the holders of the Series D Preferred Stock, the holders of the Series F Preferred Stock and to the holders of the Series E Preferred Stock of the full preferential amounts stated in
Section 6(a)(2)(A) hereof, the remaining proceeds of such transaction shall be distributed ratably to the holders of Junior Stock then outstanding.

          (b) Any securities or other property to be delivered to the holders of the Series E Preferred Stock, Series F Preferred Stock or Common Stock pursuant to Section 6(a) hereof shall be valued as follows:

                    (1) Securities not subject to investment letter or other similar restrictions on free marketability:

          (A) If traded on a securities exchange, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;

          (B) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing; and

          (C) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Company and the holders of a Majority of the Series F Preferred Stock and 75% of the Series E Preferred Stock.

          (2) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make appropriate discount from the market value determined as above in paragraph (1)(A), (B) or
(C) to reflect the approximate fair market value thereof, as mutually determined by the Company and the holders of a Majority of the Series F Preferred Stock and 75% of the Series E Preferred Stock.

          (3) All other securities or other property shall be valued at the fair market value thereof, as mutually determined by the Company and the holders of a Majority of the Series F Preferred Stock and 75% of the Series E Preferred Stock.

          (4) If the holders of a Majority of the Series F Preferred Stock, 75% of the Series E Preferred Stock and the Company are unable to reach agreement on any valuation matter, such valuation shall be submitted to and determined by a nationally recognized independent investment banking firm selected by the Board, 75% of the Series E Preferred Stock and a Majority of the Series F Preferred Stock (or, if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).

               (c) In the event the requirements of Section 6(a) hereof are not complied with, the Company shall forthwith either:

                    (1) Cause such closing to be postponed until such time as the requirements of this Section 6 have been complied with; or

          (2) Cancel such transaction, in which event the rights, preferences and privileges of the holders of the Series E Preferred Stock and Series F Preferred Stock shall revert to and be the same as such rights, preferences and privileges existing immediately prior to the date of the first notice referred to in Section 6(d) hereof.

          (d) The Company shall give each holder of record of Series E Preferred Stock and Series F Preferred Stock written notice of such impending transaction not later than thirty (30) days prior to the shareholders' meeting called to approve such transaction, or thirty (30) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 6, and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than thirty (30) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given notice of any material changes provided for herein; provided, however, that such
                                                    --------  -------
periods may be shortened upon the written consent of the holders of a Majority of the Series F Preferred Stock and 75% of the Series E Preferred Stock.

               (e) The provisions of this Section 6 are in addition to the protective provisions of Section 10 hereof.

          Section 7.  Redemption.
                      ----------

          (a) Restriction on Redemption and Purchase.  Except as expressly
              --------------------------------------
provided in this Section 7, the Company shall not have the right to purchase, call, redeem or otherwise acquire for value any or all of the Series F Preferred Stock.

          (b) Optional Redemption.  On, or at any time after, the fourth
              -------------------
anniversary of the Commitment Date, the Company may, at its option, redeem the Series F Preferred Stock in whole or in part, at the Optional Redemption Price hereinafter specified; provided, however, that the Company shall not redeem Series F Preferred Stock or give notice of any redemption unless the Company has sufficient and lawful funds to redeem the outstanding Series F Preferred Stock to then be called for redemption. The date on which the Series F Preferred Stock is to be redeemed pursuant to this Section 7(b) is herein called the "Redemption Date." If fewer
                                                    ---------------
than all of the then-outstanding shares of Series F Preferred Stock are to be redeemed, such redemption will be made ratably among all holders of Series F Preferred Stock in proportion to the respective number of shares held thereby.

          (c) Redemption Price.  The Optional Redemption Price of the Series F
              ----------------
Preferred Stock (the "Optional Redemption Price") shall be an amount per share
                      -------------------------
equal to $100.00 plus all accrued and unpaid dividends thereon, whether or not earned or declared, to and including the Redemption Date. The Redemption Price may be paid, at the Company's discretion, in cash, shares of Common Stock (valued at the Common Stock Value on the Redemption Date) or any combination thereof.

          (d) Redemption Notice.  The Company shall, not less than thirty (30)
              -----------------
days nor more than sixty (60) days prior to the Redemption Date, give written notice ("Redemption Notice"), to each holder of record of Series F Preferred
         -----------------
Stock to be redeemed.  The Redemption Notice shall state:

               (1) That total number of the shares of Series F Preferred Stock being redeemed;

               (2) The number of shares of Series F Preferred Stock held by the holder which the Company intends to redeem;

               (3) The Redemption Date and Redemption Price;

               (4) That the holder's right to convert the Series F Preferred Stock will terminate on the Redemption Date; and

     (5) The time, place and manner in which the holder is to surrender to the Company the certificate or certificates representing the shares of Series F Preferred Stock to be redeemed.

          (e) Payment of Redemption Price and Surrender of Stock.  On the
              --------------------------------------------------
Redemption Date, the Redemption Price of the Series F Preferred Stock scheduled to be redeemed or called for redemption shall be payable to the holders of the Series F Preferred Stock. On or before the Redemption Date, each holder of Series F Preferred Stock to be redeemed, unless the holder has exercised his right to convert the shares as provided in Section 9 hereof, shall surrender the certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired.

          (f) Termination of Rights.  If the Redemption Notice is duly given,
              ---------------------
and if at least ten (10) days prior to the Redemption Date the Redemption Price is either paid or made available for payment through the arrangement specified in subsection (g) below, then notwithstanding that the certificates evidencing any of the shares of Series F Preferred Stock so called or scheduled for redemption have not been surrendered, all rights with respect to such shares shall forthwith after the Redemption Date cease and terminate, except only (i) the right of the holders to receive the Redemption Price without interest upon surrender of their certificates therefor or (ii) the right to receive Common Stock plus dividends upon exercise of the conversion rights provided in Section 9 hereof on or before the Redemption Date.

          (g) Deposit of Funds.  At least ten (10) days prior to the Redemption
              ----------------
Date, the Company shall deposit with any bank or trust company in San Diego, California, having a capital and surplus of at least $100,000,000 as a trust fund, cash or shares of Common Stock in an amount equal to the aggregate Redemption Price of all shares of the Series F Preferred Stock scheduled to be redeemed or called for redemption and not yet redeemed, with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date or prior thereto, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment of the shares to their holders, and from and after the date of such deposit (even if prior to the Redemption Date), the shares shall be deemed to be redeemed and no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto, except the right to receive from the bank or trust company payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor and, on or before the Redemption Date, the right to convert such shares and receive accrued and unpaid dividends as provided in
Section 9 hereof. Any monies or securities so deposited and unclaimed at the end of one year from the Redemption Date shall be released or repaid to the Company, after which the holders of shares called for redemption shall be entitled to receive payment of the Redemption Price only from the Company.

          Section 8.  Voting Rights.  Except as may otherwise be required by law
                      -------------
or as set forth in Section 10 hereof, the Series F Preferred Stock shall have no voting rights.

          Section 9.  Conversion.  The holders of Series F Preferred Stock shall
                      ----------
have the following conversion rights:

          (a) Right to Convert.  Each share of Series F Preferred Stock shall be
              ----------------
convertible at any time at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock.

          (b) Conversion Price.  The Series F Preferred Stock shall be
              ----------------
convertible into the number of shares of Common Stock which results from dividing the Conversion Price (as hereinafter defined) in effect at the time of conversion into $100.00 (appropriately adjusted for subdivisions or combinations of the Series F Preferred Stock) for each share of Series F Preferred Stock being converted. The Conversion Price shall, subject to adjustment from time to time as provided below, be (i) the Common Stock Value on the Surrender Date (as defined in subsection (c) below), if the Common Stock Value on the Surrender Date is equal to or less than $3.75 (in either case, appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends on Common Stock payable in shares of Common Stock) and (ii) $3.75, if the Common Stock Value on the Surrender Date is more than $3.75 (appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends on Common Stock payable in shares of Common Stock) (the "Conversion Price").
                                               ----------------

          (c) Mechanics of Conversion.  Each holder of Series F Preferred Stock
              -----------------------
who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Company or of any transfer agent for the Series F Preferred Stock or Common Stock, and shall give written notice to the Company at such office that such holder elects to convert the same and shall state therein the number of shares of Series F Preferred Stock being converted. Thereupon the Company shall promptly issue and deliver to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, if the Company so elects or is legally or financially unable to pay such dividends in cash, Common Stock (valued at the Common Stock Value at the time of surrender), all accrued and unpaid dividends on the shares of Series F Preferred Stock being converted, whether or not earned or declared, to and including the time of conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender (the "Surrender Date") of the certificate representing the shares of
                --------------
Series F Preferred Stock to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on the Surrender Date.

          (d) Adjustment for Stock Splits and Combinations.  If the Company at
              --------------------------------------------
any time or from time to time after the Commitment Date effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the Company at any time or from time to time after the Commitment Date combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection (d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (e) Adjustment for Certain Dividends and Distributions.  If the
              --------------------------------------------------
Company at any time or from time to time after the Commitment Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and
(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if
                                                      --------  -------
such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection (e) as of the time of actual payment of such dividends or distributions.

          (f) Adjustments for Other Dividends and Distributions.  In the event
              -------------------------------------------------
the Company at any time or from time to time after the Commitment Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Series F Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Series F Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 9 with respect to the rights of the holders of the Series F Preferred Stock.

          (g) Adjustment for Reclassification, Exchange and Substitution.  In
              ----------------------------------------------------------
the event that at any time or from time to time after the Commitment Date, the Common Stock issuable upon the conversion of the Series F Preferred Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 9), then and in any such event, as a condition of such recapitalization, reorganization, reclassification or other change, provision shall be made so that each holder of Series F Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reorganization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which such shares of Series F Preferred Stock could have been converted immediately prior to such recapitalization, reorganization, reclassification or change, all subject to further adjustment as provided herein.

          (h) Certificate of Adjustment.  In each case of an adjustment or
              -------------------------
readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of the Series F Preferred Stock, the Company shall cause its chief financial officer to compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of the Series F Preferred Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in reasonable detail the facts upon which such adjustment or readjustment is based.

          (i) Notices of Record Date.  In the event of (i) any taking by the
              ----------------------
Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the

Company with or into any other corporation (other than a merger of a wholly owned subsidiary into the Company), or any transfer of all or substantially all of the assets of the Company to any other person or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series F Preferred Stock at least thirty (30) days prior to the record date specified therein, a notice specifying (1) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

               (j)  Automatic Conversion.
                    --------------------

          (1) Each share of Series F Preferred Stock shall automatically be converted into shares of Common Stock based on the then effective Conversion Price (A) immediately upon the closing after the Commitment Date of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Company in which the public offering price equals or exceeds $2.50 per share of Common Stock (appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends on Common Stock payable in shares of Common Stock) and the obligation of the underwriters with respect to which is that if any of the securities being offered are purchased, all such securities must be purchased; provided, however, that such
                                                  --------  -------
conversion shall be conditioned upon payment by the Company of all accrued and unpaid dividends on the outstanding Series F Preferred Stock, whether or not earned or declared, to and including the date of such conversion, payable either in cash or Common Stock (valued at the Common Stock Value), or both, (B) upon the receipt by the Company of a written notice from the holders that the number of shares of the Series F Preferred Stock representing more than 50% of the total number of such shares originally issued by the Company electing unconditionally to convert such shares of Series F Preferred Stock and (C) immediately upon written notice by the Company given at any time after the average Common Stock Value over a twenty-day period equals or exceeds $5.00 (appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends on Common Stock payable in shares of Common Stock).

          (2) Upon the occurrence of any of the events specified in paragraph
(1) above the outstanding shares of Series F Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent; provided, however, that the Company shall not be
                               --------  -------
obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series F Preferred Stock are either delivered to the Company or its transfer agent as provided below, or the holder notifies the Company or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates. Upon the occurrence of such automatic conversion of the Series F Preferred Stock, the holders of Series F Preferred Stock shall surrender the certificates representing such shares at the office of the Company or any transfer agent for the Series F Preferred Stock or Common Stock. Thereupon, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series F Preferred Stock surrendered were convertible on the date on which such automatic conversion occurred, and the Company shall promptly pay in cash or Common Stock (taken at the Common Stock Value as of the date of such conversion), or both, all accrued and unpaid dividends on the shares of Series F Preferred Stock being converted, whether or not earned or declared, to and including the date of such conversion.

          (k) Fractional Shares.  No fractional shares of Common Stock shall be
              -----------------
issued upon conversion of Series F Preferred Stock. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the Common Stock Value on the date of conversion.

          (l) Reservation of Stock Issuable Upon Conversion.  The Company shall
              ---------------------------------------------
at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series F Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series F Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series F Preferred Stock, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (m) Notices.  Any notice required or permitted by this Section 9 or
              -------
any other provision of this Certificate of Designation to be given to a holder of Series F Preferred Stock or to the Company shall be in writing and be deemed given upon the earlier of actual receipt or three (3) days after the same has been deposited in the United States mail, by certified or registered mail, return receipt requested, postage prepaid, and addressed (i) to each holder of record at the address of such holder appearing on the books of the Company, or
(ii) to the Company at 10655 Sorrento Valley Road, San Diego, California 92121, or (iii) to the Company or any holder, at any other address specified in a written notice given to the other for the giving of notice.

          (n) Payment of Taxes.  The Company will pay all taxes (other than
              ----------------
taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series F Preferred Stock, including without limitation any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series F Preferred Stock so converted were registered.

          (o) No Dilution or Impairment.  The Company shall not amend its
              -------------------------
Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series F Preferred Stock against dilution or other impairment.

          (p)  Validity of Conversion Shares.  The Corporation agrees that it
               -----------------------------
will from time to time take all such actions as may be necessary to assure that all shares of Common Stock which may be issued upon conversion of any share of Series F Preferred Stock will, upon issuance, be legally and validly issued, fully paid and nonassessable and free from all liens and charges with respect to the issue thereof (other than liens imposed by the holders of such shares); and, without limiting the generality of the foregoing, the Corporation agrees that it will from time to time take all such action as may be necessary to assure that the par value per share, if any, of the Common Stock is at all times equal to or less than that which would be required to maintain the status of the Common Stock as fully paid without additional payment from the holders of the Series F Preferred Stock.

          Section 10.  Restrictions and Limitations.  So long as any shares of
                       ----------------------------
Series F Preferred Stock remain outstanding, the Company shall not, and shall not permit any Subsidiary to, without the vote or written consent by the holders of at least a Majority of the Series F Preferred Stock:

               (a) Increase or decrease the aggregate number of authorized shares of Series F Preferred Stock;

               (b) Increase or decrease the par value of the Series F Preferred Stock;

          (c) Alter or change the powers, preferences or special rights of the Series F Preferred Stock so as to affect them adversely; or

          (d) authorize, create or issue any new class or series of capital stock or any other securities convertible into equity securities of the Company (other than Common Stock) having a preference over, or being on a parity with, the Series F Preferred Stock with respect to voting, dividends, redemption, liquidation or dissolution of the Company, other than the Series D Preferred Stock and Series E Preferred Stock.

          Section 11.  No Reissuance of Series F Preferred Stock.  No share or
                       -----------------------------------------
shares of Series F Preferred Stock acquired by the Company by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue.

          IN WITNESS WHEREOF, Protein Polymer Technologies, Inc. has caused this Certificate to be signed and attested by its duly authorized officers this ____ day of _________, 1998.


                         PROTEIN POLYMER TECHNOLOGIES, INC.



                         By:
                             _____________________________
                              J. Thomas Parmeter, President


Attest:


By:
   __________________________
   Philip J. Davis, Secretary